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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of White Electronic Designs Corporation and Subsidiary (formerly Bowmar Instrument Corporation) of Forms S-8 (File nos. 33-57230, 33 33-9776, 33-62247 and
333-18463) & Form S-4 (File # 333-56565) of our report dated November 6, 1998, on our audits of the consolidated financial statements of Electronic Designs, Inc., as of September 30, 1998 and 1997, and for each of the three years in the period ended September 30, 1998, which report is included in this Form 8-K.





PricewaterhouseCoopers LLP


Phoenix, Arizona
January 8, 1999